UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 28, 2005

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Park 80 East Saddle Brook, New Jersey		07663-5291
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement.

Revolving Credit Facility (5-year)

On July 28, 2005, the Company entered into a $500 million senior unsecured multi-currency revolving credit facility that matures in 2010. The new 2010 facility replaces the Company’s $350 million revolving credit facility due 2006. The parties to the 2010 facility agreement are the Company, its subsidiaries Sealed Air Corporation (US), Cryovac, Inc. and Sealed Air Luxembourg S.C.A., the banks and other financial institutions and the initial letter of credit issuing banks listed on the signature pages thereof, and Citicorp USA, Inc., as agent for the lenders.

No material relationships exist between the Company or its affiliates and any of the other parties to the 2010 facility agreement, except that affiliates of the agent and one of the lenders under the 2010 facility, and a second lender under the 2010 facility, are also parties to the Dual-Currency Revolving Credit Facility under which Australian and New Zealand subsidiaries of the Company are borrowers. The Company and its subsidiaries maintain ordinary banking and investment banking relationships with many of the lenders under the 2010 facility.

The 2010 facility provides that the Company may borrow for working capital and general corporate purposes, including payment of a portion of the $512.5 million cash payment required to be paid upon the effectiveness of an appropriate plan of reorganization in the bankruptcy of W. R. Grace & Co. The Company may re-borrow amounts repaid under the 2010 facility from time to time prior to the expiration or earlier termination of the facility. Facility fees are payable at the rate of 0.125% per annum on the total amounts available under the 2010 facility.  The 2010 facility provides for changes in facility fees based on the Company’s long-term senior unsecured debt ratings.

The Company’s obligations under the 2010 facility bear interest at floating rates, which are generally determined by adding the applicable borrowing margin to the base rate or the interbank rate for the relevant currency and time period. The 2010 facility provides for changes in borrowing margins based on the Company’s long-term senior unsecured debt ratings.

The 2010 facility requires that, upon the occurrence of specified events that would adversely affect the settlement agreement between the Company and interested parties in the Grace bankruptcy proceedings or would materially increase the Company’s liability in respect of the Grace bankruptcy or the asbestos liability arising from the transaction in which the Company acquired its Cryovac, Inc. subsidiary from Grace, the Company would be required to repay any amounts outstanding under the 2010 facility, or refinance the facility, within 60 days.

The 2010 facility contains other terms and conditions that are substantially the same as those contained in the 2006 facility. The 2010 facility contains financial covenants relating to interest coverage, debt leverage and minimum liquidity, and restrictions on the creation of liens, the incurrence of additional indebtedness, acquisitions, mergers and consolidations, asset sales, and amendments to the asbestos settlement agreement discussed above.

The Company did not borrow under the 2010 facility at closing, and no borrowings were outstanding under the 2006 facility prior to its termination.

Item 1.02                                                 Termination of a Material Definitive Agreement.

Revolving Credit Facility (3-year)

On July 28, 2005, in connection with the execution and delivery of the new 2010 facility discussed above, the Company terminated its $350 million senior unsecured multi-currency revolving credit facility that was scheduled to mature in 2006. The parties to the 2006 facility agreement were the Company, its subsidiaries Sealed Air Corporation (US), Cryovac, Inc. and Sealed Air Luxembourg S.C.A., the banks and other financial institutions and the letter of credit issuing banks party thereto, and Citibank, N.A., as agent for the lenders.

No material relationships exist between the Company or its affiliates and any of the other parties to the 2006 facility agreement, except that affiliates of the agent and one of the lenders under the 2006 facility, and a second lender under the 2006 facility, are also parties to the Dual-Currency Revolving Credit Facility under which Australian and New Zealand subsidiaries of the Company are borrowers. The Company and its subsidiaries maintain ordinary banking and investment banking relationships with many of the lenders under the 2006 facility.

The 2006 facility provided that the Company could borrow for working capital and general corporate purposes, including payment of a portion of the $512.5 million cash payment required to be paid upon the effectiveness of an appropriate plan of reorganization in the Grace bankruptcy. The Company could re-borrow amounts repaid under the 2006 facility from time to time prior to the expiration or earlier termination of the facility. Facility fees were payable at the rate of 0.15% per annum on the total amounts available under the 2006 facility.

The Company’s obligations under the 2006 facility bore interest at floating rates, which were generally determined by adding the applicable borrowing margin to the base rate or the interbank rate for the relevant currency and time period. The 2006 facility provided for changes in borrowing margins based on the Company’s long-term senior unsecured debt ratings.

The 2006 facility required that, upon the occurrence of specified events that would adversely affect the settlement agreement in the Grace bankruptcy proceedings or would materially increase the Company’s liability in respect of the Grace bankruptcy or the asbestos liability arising from the Cryovac transaction, the Company would be required to repay any amounts outstanding under the 2006 facility, or refinance the facility, within 60 days.

The 2006 facility contained financial covenants relating to interest coverage, debt leverage and minimum liquidity, and restrictions on the creation of liens, the incurrence of additional indebtedness, acquisitions, mergers and consolidations, asset sales, and amendments to the asbestos settlement agreement discussed above.

The Company did not borrow under the 2006 facility.  The Company did not incur any material early termination penalties as a result of the termination of the 2006 facility.

Item 2.03                Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01                                                 Financial Statements and Exhibits.

(c)            Exhibits.

Exhibit Number	Description

10

Revolving Credit Facility (5-year), dated as of July 26, 2005, among the Company, certain of the Company’s subsidiaries, banks and financial institutions party thereto, and Citicorp USA, Inc., as agent for the lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION
(Registrant)

By:

/s/ Mary A. Coventry

	Name:	Mary A. Coventry
	Title:	Vice President
Dated: July 29, 2005

EXHIBIT INDEX

Exhibit Number	Description

10

Revolving Credit Facility (5-year), dated as of July 26, 2005, among the Company, certain of the Company’s subsidiaries, banks and financial institutions party thereto, and Citicorp USA, Inc., as agent for the lenders.